Exhibit 99.1

Financial Statements and Independent

Auditor’s Report

JM Enterprises I, Inc. d/b/a Key Tax Group

December 31, 2018

JM Enterprises I, Inc.

i

INDEPENDENT AUDITOR’S REPORT

To the Stockholders of JM Enterprises I, Inc.

We have audited the accompanying financial statements of JM Enterprises I, Inc. (the “Company”), which comprise the balance sheet as of December 31, 2018, and the related statements of income and accumulated deficit, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Jacksonville, Florida
October 17, 2019

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES
TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053
JACKSONVILLE: 4350 Pablo Professional Court | Jacksonville, FL 32224 | Office: 904.349.3442 | Fax: 904.296.0054
ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053
SOUTH FLORIDA: 5489 Wiles Road, Unit 303 | Coconut Creek, FL 33073 | Office: 754.205.6417 | Fax: 754.205. 6519
www.assurancedimensions.com

1

JM Enterprises I, Inc. d/b/a Key Tax Group

Balance Sheet

As of December 31, 2018

Assets
Current assets:
Cash	$734
Accounts receivable, net	34,452
Total current assets	35,186

Intangible asset	250,000
Deferred tax asset	24,537
Property and equipment, net	6,044
Total assets	$315,767

Liabilities and Stockholders’ Deficit
Current liabilities:
Account payable and accrued expenses	$78,798
Income taxes payable	230,209
Lines of credit	124,927
Deferred revenue	49,246
Trademark liability	3,153
Total current liabilities	486,333

Stockholders’ deficit
Common stock, $1.00 par value, 100 shares authorized; 100 shares issued and outstanding	100
Accumulated deficit	(170,666)
Total stockholders’ deficit	(170,566)
Total liabilities and stockholders’ deficit	$315,767

The accompanying notes are an integral part of this financial statement.

2

JM Enterprises I, Inc. d/b/a Key Tax Group

Statement of Income and Accumulated Deficit
For the Year Ended December 31, 2018

Operating revenue	$1,812,051

Operating expenses:
Salaries and payroll	564,168
Advertising and promotion	528,615
Subcontractor expense	75,246
Bad debt expense	69,808
Rent expense	32,388
Computer software	29,493
Telephone and communications	25,892
Merchant and bank fees	20,236
Postage and delivery	11,689
Depreciation	10,565
Insurance	9,204
Repair and maintenance	4,584
Total operating expenses	1,381,888
Net income from operations	430,163

Other expenses:
Interest expense	34,724
Net income before taxes	395,439
Income tax provision	(111,569)
Net income	283,870
Retained earnings - beginning of year	48,832
Stockholder distributions	(503,368)
Accumulated deficit - end of year	$(170,666)

The accompanying notes are an integral part of this financial statement.

3

JM Enterprises I, Inc. d/b/a Key Tax Group

Statement of Cash Flows

For the Year Ended December 31, 2018

Cash flows from operating activities:
Net income	$283,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,565
Deferred tax asset	(696)
Increase (decrease) in cash due to changes in:	–
Accounts receivable	22,955
Accounts payable and accrued expenses	(24,893)
Income taxes payable	112,265
Deferred revenue	(31,479)
Net cash provided by operating activities	372,587

Cash flows from investing activities:
Purchase of property and equipment	(409)
Net cash used by investing activities	(409)

Cash flows from financing activities:
Net borrowings on lines of credit	124,927
Distributions to stockholders	(503,368)
Issuance of common stock	100
Net cash used by financing activities	(378,341)

Net decrease in cash	(6,163)
Cash at beginning of year	6,897
Cash at end of year	$734
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest expenses	$34,724
Cash paid for income taxes	$14,500

The accompanying notes are an integral part of this financial statement.

4

JM Enterprises I, Inc.

Notes to Financial Statements
December 31, 2018

Note A – Organization and Description of Business

JM Enterprises I, Inc.(the “Company”), a Delaware corporation, operates as Key Tax Group. The Company is a full service tax firm focused on resolving IRS tax debt.

Note B – Significant Accounting Policies

Basis of Presentation

The Company prepares its financial statements using the accrual method of accounting in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. The effective date for this Standard for nonpublic entities is annual reporting periods beginning after December 15, 2018, with early adoption permitted for annual periods beginning after December 15, 2016. ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. This new revenue recognition model provides a five-step analysis in determining when and how revenue is recognized. The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. The Company is currently assessing the impact that adopting this new accounting guidance will have on its consolidated financial statements and footnote disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current U.S. GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current U.S. GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet. The ASU on leases will take effect for all non-public companies for fiscal years beginning after December 15, 2019.

5

JM Enterprises I, Inc.

Notes to Financial Statements
December 31, 2018

Note B – Significant Accounting Policies (continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect (1) the reported amounts of assets and liabilities; (2) disclosure of contingent assets and liabilities at the date of the financial statements; and (3) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Accounts Receivable

Accounts receivable consists of billed services. The Company performs periodic evaluations of the collectability of its receivables and does not require collateral on its accounts receivable. Losses on uncollectible receivables are provided for in the consolidated financial statements based on management’s expectations. At December 31, 2018, the Company determined an allowance for doubtful accounts was approximately $152,000.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. When property, plant or equipment is sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation is computed by both straight line and accelerated methods.

The Company reviews the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability of long-lived assets is measured by comparing the carrying amount of the assets or asset group to the undiscounted cash flows that the assets or asset group is expected to generate. If the undiscounted cash flows of such assets are less than the carrying amount, the impairment to be recognized is measured by the amount by which the carrying amount, if any, exceeds its fair value. No impairments were deemed to exist at December 31, 2018.

6

JM Enterprises I, Inc.

Notes to Financial Statements
December 31, 2018

Note B – Significant Accounting Policies (continued)

Intangible Assets

Intangible assets consist of the Key Tax Group tradename purchased from one of the stockholders in 2014. Management has determined that the asset has an indefinite life, and is not being amortized. Instead, the Company evaluates it at least annually for recoverability. No impairments were deemed to exist at December 31, 2018.

Revenue Recognition

The Company enters into service contracts with customers. Advance payments from clients are deferred and recognized as revenue when the services have been performed.

Advertising Costs

Advertising costs are charged to operations as incurred.

Income Taxes

The Company records a deferred tax asset or liability based on the difference between consolidated financial statement and tax basis of assets and liabilities as measured by the anticipated tax rates which will be in effect when these differences reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. The Company adopted ASU 2016-17, Balance Sheet Classification of Deferred Taxes. The new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the consolidated balance sheet. As a result, the consolidated financial statements only have one net noncurrent deferred tax asset or liability.

The Company evaluates its tax positions for any uncertainties based on the technical merits of the positions taken. The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be upheld on examination by taxing authorities. The Company has analyzed the tax positions taken and has concluded that as of December 31, 2018, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability or disclosure in the financial statements.

7

JM Enterprises I, Inc.

Notes to Financial Statements
December 31, 2018

Note B – Significant Accounting Policies (continued)

Management is required to analyze all open tax years, as defined by the statute of limitations, for all major jurisdictions, including federal and certain state taxing authorities. With few exceptions, at December 31, 2018, the Company is no longer subject to U.S. federal, state and local, or non U.S income tax examinations by taxing authorities for years before 2016. As of and for the year ended December 31, 2018, the Company did not have a liability for any unrecognized taxes. The Company has no examinations in progress and is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax liabilities will significantly change in the next twelve months.

Note C – Property and Equipment

Property and equipment consists of the following as of December 31, 2018:

		Useful Life (Years)
Furniture and equipment	$55,122	5-7
Less: accumulated depreciation	(49,078)
Total property, plant and equipment, net	$6,044

Depreciation expense charged to operations for the year ended December 31, 2018 was approximately $11,000.

Note D – Accrued Expenses - Defaulted

Accrued expenses includes $13,121 due to Bank of America for an unpaid credit card debt. As of December 31, 2018, the Company was in default on the debt, and the bank has turned the debt over to collections.

Note E – Lines of Credit - Defaulted

The Company had two unsecured lines of credit with two financial institutions. Line 1 was taken on August 28, 2018 for $75,000 with a weekly interest rate of 1.10% (32.24% APR). Line 2 was taken on May 12, 2017 for $16,100 with an annual interest rate of 44.22%. The Company did not make any payments on these lines of credit and as of December 31, 2018 was in default on the lines and the loans had been turned over to collections. The balance sheet reflects the unpaid balance, including accrued interest.

Note F – Related Party Transactions

The Company received financial support during 2018 from Gibson & Gibson, a related party through common ownership. As of December 31, 2018, the Company owed Gibson & Gibson approximately $5,000.

8

JM Enterprises I, Inc.

Notes to Financial Statements
December 31, 2018

Note G – Income Taxes

The income tax benefit consists of the following for the year ended December 31, 2018:

Current tax expense	$112,265
Deferred tax benefit	(696)
Total income tax benefit	$111,569

The components of the Company’s net deferred tax asset consist of the following as of December 31, 2018:

Accounts receivable reserve	$38,638
Property and equipment	(1,428)
Amortization of tradename	(12,673)
Total deferred tax asset	$24,537

As of the date of the auditor’s opinion, the Company had not filed the 2017 or 2018 federal or state income tax returns. The Company has accrued the related tax liability for both years. The Company has also accrued additional taxes due, penalties and interest due to IRS notices associated with its 2015 and 2016 tax returns totaling approximately $12,000.

Note H – Commitment and Contingencies

Legal

The Company could be subject to various legal proceedings and claims which arise in the ordinary course of business. These legal proceedings and claims are subject to many uncertainties, the outcome of which is not predictable. It is reasonably possible that should such matters arise, the decision could be unfavorable to the Company and have a material adverse impact on its consolidated financial statements. There were no accrued reserves for potential losses related to legal proceedings and claims as of December 31, 2018.

9

JM Enterprises I, Inc.

Notes to Financial Statements
December 31, 2018

Note H – Commitment and Contingencies (continued)

Operating Leases

The Company leases property in Jacksonville, Florida on a month-to-month basis for an aggregate monthly payments of $1,798 plus sales tax. Total rent expense for the year ended December 31, 2018 was approximately $32,000.

Note I - Subsequent Events

On July 31, 2019, the creditor for Line 2 accepted payment of $4,000 as settlement in full to the outstanding balance described in Note E. The Company agreed to pay $500 by July 31, 2019, and seven consecutive payments of $500 to be paid by month end each month thereafter until fully repaid on February 28, 2020.

On August 15, 2019, the creditor for Line 1 accepted a payment plan of $125 per week until the balance is repaid in full related to the outstanding balance described in Note E. Based on the revised terms, the note will be paid in full in 2030.

On September 25, 2019, Bank of America accepted payment of $4,000 as settlement in full to the outstanding balance described in Note D. The Company agreed to pay $500 by September 30, 2019, and seven consecutive payments of $500 to be paid the 30th of each month thereafter until fully repaid on April 30, 2020.

The Company evaluated the effect subsequent events would have on the financial statements through October 17, 2019, which is the date the financial statements were available to be issued.

10